Exhibit 99.1

INTEL CORPORATION

2200 Mission College Boulevard

Santa Clara, CA 95054

December 22, 2007

VIA ELECTRONIC MAIL

STMicroelectronics N.V.

Chemin du Champ-des-Filles, 39

1228 Plan-les-Ouates

Geneva, Switzerland

Attention: Pierre Ollivier, Group Vice President and General Counsel

Francisco Partners

One Lettermen Drive

Building C – Suite 410

San Francisco, CA 94129

Attention: David ibnAle

Re: Master Agreement Termination Date

Ladies and Gentlemen:

Reference is made to that certain Master Agreement, dated May 22, 2007, by and among Intel Corporation, a Delaware corporation, STMicroelectronics N.V., a limited liability company organized under the laws of the Netherlands, Redwood Blocker S.a.r.l, a limited liability company organized under the laws of the The Grand-Duchy of Luxembourg, and Francisco Partners II (Cayman) L.P., an exempted limited partnership organized under the laws of the Cayman Islands (the "Master Agreement"). A capitalized term used herein but not otherwise defined shall have the meaning given to such term in the Master Agreement.

Pursuant to Section 7.2 of the Master Agreement, any provision of the Master Agreement may be amended if such amendment is in writing and signed by all Parties. The Parties hereby agree to extend the Termination Date under the Master Agreement to March 28, 2008. All other terms and conditions of the Master Agreement shall remain in full force and effect.

This letter agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures were upon the same instrument and delivered in person. This letter agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties. This letter agreement will be construed in accordance with, and will be governed by, New York law, and any dispute arising hereunder shall be resolved in accordance with Section 7.10 of the Master Agreement.

[Letter Agreement regarding Termination Date Extension]

If the foregoing accurately reflects our agreement, please execute this letter and send it to Betsy McBride by facsimile at 650.849.5096 or by PDF email attachment at bmcbride@gibsondunn.com.

Sincerely,

INTEL CORPORATION

By: /s/ Cary Klafter______________________

Name: Cary Klafter

Title: Vice President, Legal and Corporate        Secretary

Agreed to and accepted as of the date set forth above:

STMICROELECTRONICS N.V.

By: /s/ Pierre Ollivier________________________________

Name: Pierre Ollivier
Title: Group Vice President and General Counsel

REDWOOD BLOCKER S.A.R.L.

By: /s/ David ibnAle________________________________

Name: David ibnAle
Title:

FRANCISCO PARTNERS II (CAYMAN) L.P.

By: Francisco Partners GP II (Cayman), L.P., its General Partner

By: Francisco Partners GP II Management (Cayman), Limited, its General Partner

By: /s/ David ibnAle________________________________

Name: David ibnAle
Title:

[Letter Agreement regarding Termination Date Extension]

cc:	STMicroelectonics N.V.

1310 Electronics Drive

Mail Station 2346

Carollton, TX 75006

Attn: Steven K. Rose, Vice President, Secretary and General Counsel

Facsimile: (972) 466-7044

Shearman & Sterling LLP

525 Market Street

San Francisco, CA 94105

Attn: John D. Wilson

Facsimile: (415) 616-1199

Francisco Partners

40 Berkeley Square

London W1J 5AL

United Kingdom

Attn: Phokion Potomianos

Facsimile: 44 0 207 907 8650

Davis Polk & Wardwell

1600 El Camino Real

Menlo Park, CA 94025

Attn: William M. Kelly, Martin A. Wellington

Facsimile: (650) 752-2112

[Letter Agreement regarding Termination Date Extension]